As filed with the Securities and Exchange Commission on September 27, 2013

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________
PREFERRED APARTMENT COMMUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization) 3625 Cumberland Boulevard Suite 1150 Atlanta, Georgia	27-1712193 (I.R.S. Employer Identification No.) 30339
(Address of Principal Executive Offices)	(Zip Code)
_____________________________

Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan
(Full Title of the Plan)
_____________________________

Jeffrey R. Sprain, Esq. Preferred Apartment Communities, Inc. 3625 Cumberland Boulevard Suite 1150 Atlanta, Georgia 30339 (Name and Address of Agent for Service) (770) 818-4100
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                        Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)     Smaller reporting company ☐

_____________________________
CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, par value $0.01 per share	750,000	$8.20	$6,150,000	$838.86

(1)
This Registration Statement covers 750,000 additional shares of common stock, par value $0.01 per share (the "Common Stock") of Preferred Apartment Communities, Inc. (the "Registrant") available for issuance under the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (as amended, the "Plan"). Further, this Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that results in an increase in the number of the outstanding shares of Common Stock issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low selling prices per share of common stock of the Registrant on September 24, 2013, as reported on the NYSE MKT.

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on May 4, 2012 (File No. 333-181165) covering 533,214 shares of Common Stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-181165) is incorporated herein by reference and made a part hereof.
Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 750,000 shares of common stock, par value $0.01 per share, of Preferred Apartment Communities, Inc., which may be awarded under the 2011 Stock Incentive Plan (as amended, the "Plan") pursuant to Amendment No 2. to the Plan authorized by the stockholders of the Registrant on May 9, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

(a)	the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Commission on March 15, 2013;

(b)	the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2013 filed with the Commission on May 15, 2013;

(c)	the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the Commission on August 12, 2013;

(d)
the Registrant’s Current Reports on Form 8-K and amendments thereto on Form 8-K/A, as applicable, filed with the Commission on January 4, 2013, January 23, 2013, January 28, 2013, January 29, 2013, April 2, 2013, April 3, 2013, April 4, 2013, April 5, 2013, May 6, 2013, May 9, 2013, May 16, 2013, June 20, 2013, June 28, 2013, July 12, 2012, August 28, 2013 and August 29, 2013; and

(e)
the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 3, 2010 to register the Registrant’s Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.
Item 8.    Exhibits.

Exhibit No.	Description
4.1
Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 333-168407 on Form S-11/A filed by the Registrant with the Commission on March 4, 2011)

4.2
Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-168407 on Form S-11/A filed by the Registrant with the Commission on March 4, 2011)

5.1	Opinion of Venable LLP (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Venable LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 27th day of September, 2013.

PREFERRED APARTMENT COMMUNITIES, INC.
By:    /s/ John A. Williams
John A. Williams
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Preferred Apartment Communities, Inc. hereby constitutes and appoints John A. Williams, Michael J. Cronin and Leonard A. Silverstein or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Preferred Apartment Communities, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John A. Williams John A. Williams	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 27, 2013
/s/ Michael J. Cronin Michael J. Cronin	Executive Vice President, Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2013
/s/ Leonard A. Silverstein Leonard A. Silverstein	President and Chief Operating Officer	September 27, 2013
/s/ William F. Leseman William F. Leseman	Executive Vice President – Property Management	September 27, 2013
/s/ Daniel M. DuPree Daniel M. DuPree	Director	September 27, 2013
/s/ Timothy A. Peterson Timothy A. Peterson	Director	September 27, 2013
/s/ Steve Bartkowski Steve Bartkowski	Director	September 27, 2013
/s/ Gary B. Coursey Gary B. Coursey	Director	September 27, 2013
/s/ Howard A. McLure Howard A. McLure	Director	September 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1
Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement No. 333-168407 on Form S-11/A filed by the Registrant with the Commission on March 4, 2011)

4.2
Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement No. 333-168407 on Form S-11/A filed by the Registrant with the Commission on March 4, 2011)

5.1	Opinion of Venable LLP (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Venable LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this Registration Statement)